SEPARATION AND CONSULTING AGREEMENT

     THIS SEPARATION AND CONSULTING AGREEMENT ("Agreement") is made and entered into as of April 15, 1999, by and between WORLD WIDE STONE CORPORATION, a Nevada corporation ("WWS"), and LEE M. CUNNINGHAM ("LMC").

                                    RECITALS:

     A. LMC has provided consulting and other valuable services to WWS from time to time and has served as an officer and/or director of WWS since its formation in 1989. LMC currently serves as a Vice President and as a director of WWS.

     B. WWS and LMC desire to terminate their current relationship and enter into a new agreement for LMC to provide consulting services to WWS. Accordingly, WWS and LMC have agreed to the terms and conditions set forth in this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

          1. RESIGNATION. LMC hereby resigns as an officer of WWS, effective as of the date of this Agreement. LMC shall remain a director of WWS, subject to re-election as a director by the stockholders of WWS in accordance with Nevada law.

          2. SEVERANCE PAYMENTS. WWS shall pay to LMC a severance and consulting amount equal to $168,480.00, payable in 81 equal monthly installments of $2,080.00 each, on the fifteenth day of each month beginning on April 15, 1999. Each of LMC and WWS agrees that this payment has been calculated in consideration of services previously provided to WWS, in anticipation of the consulting services to be provided by LMC under Section 3 of this Agreement, and in consideration of the release given by LMC in Section 5. Accordingly, (a) LMC agrees that this payment constitutes consideration in addition to anything of value to which she is already entitled, will adequately compensate her for the anticipated consulting services to be provided under Section 3, and is sufficient to support the release given by LMC in Section 5 hereof, and (b) WWS agrees that such amounts shall be due and payable in full whether or not LMC actually provides such consulting services to WWS and whether or not such services are satisfactory to WWS. All payments pursuant to this Section 2 shall be made consistent with WWS's existing payroll procedures, and, to the extent required by law, after deducting all applicable federal and state payroll, FICA, unemployment, and other taxes.

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          3. CONSULTING ENGAGEMENT.

               a. The Engagement. WWS hereby engages LMC and LMC hereby accepts such engagement as an independent contractor to perform the duties set forth in this Section 3.

               b. Duties of LMC. During LMC's engagement by WWS pursuant to this Agreement, LMC shall render such advice and recommendations to WWS as WWS may reasonably request with respect to human resources issues encountered in connection with WWS's business.

               c. Compensation.

                    (i) Fixed Compensation. LMC and WWS agree that the payments required pursuant to Section 2 of this Agreement shall constitute the only fixed compensation to LMC for consulting services provided under this Section 3, and that such payments shall be due and payable in full whether or not LMC actually provides such consulting services and whether or not such services are satisfactory to WWS.

                    (ii) Reimbursement. WWS shall reimburse LMC for all travel and entertainment expenses and other ordinary and necessary business expenses incurred by LMC at the request of WWS and in connection with the business of WWS and LMC's duties under this Agreement; provided, however, that Consultant shall not incur such expenses in an amount in excess of $1000.00 during any month without written authorization from WWS. The term "business expenses" shall not include any item not deductible by WWS for federal income tax purposes. To obtain reimbursement, LMC shall submit to WWS receipts, bills or sales slips for the expenses incurred. Reimbursements shall be made by WWS on or before the tenth day of each month following the month in which LMC submits evidence of the expenses incurred.

               e. Term of Engagement.

                    (i) Engagement Term. The term of LMC's engagement hereunder shall commence on the date of this Agreement and shall continue until December 15, 2006 or LMC's death, whichever occurs first.

               f. Competition and Confidential Information.

                    (i) Confidential Information. LMC shall maintain in strict secrecy all confidential or trade secret information, whether patentable or not, relating to the business of WWS (the "Confidential Information") obtained by LMC in the course of LMC's engagement, and LMC shall not, unless first authorized in writing by WWS, disclose to, or use for LMC's benefit or for the benefit of any person, firm or entity at any time either during or subsequent to the term of LMC's engagement, any Confidential Information, except as required in the performance of LMC's duties on behalf of WWS. For purposes hereof, Confidential Information shall include without limitation any written materials, drawings, or

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other  reproductions  or materials of any kind; any trade secrets,  knowledge or
information  with  respect  to  processes,   inventions,   formulae,  machinery,
manufacturing techniques or know-how; any business methods or forms; any names or addresses of employees, customers, or suppliers or data on employees, customers, or suppliers; and any business policies or other information relating to or dealing with the human resources, purchasing, production, sales or distribution policies or practices of WWS.

                    (ii) Return of Books and Papers. Upon the termination of LMC's engagement with WWS for any reason, LMC shall deliver promptly to WWS all employee, customer, and supplier information; all samples or demonstration models, catalogues, manuals, memoranda, drawings, formulae, and specifications; all cost, pricing, and other financial data; all other written or printed materials which are the property of WWS (and any copies of them); and all other materials which may contain Confidential Information relating to the business of WWS, which LMC may then have in her possession whether prepared by LMC or not.

                    (iii) Disclosure of Information. LMC shall disclose promptly to WWS, or its nominee, any and all ideas, designs, processes, and improvements of any kind relating to the business of WWS, whether patentable or not, conceived or made by LMC, either alone or jointly with others, during working hours or otherwise, during the entire period of LMC's engagement with WWS, or within six (6) months thereafter.

                    (iv) Assignment. LMC hereby assigns to WWS or its nominee, the entire right, title and interest in and to all inventions, discoveries, and improvements, whether patentable or not, which LMC may conceive or make during LMC's engagement with WWS, or within six (6) months thereafter, and which relate to the business of WWS. Whenever requested to do so by WWS, whether during the period of LMC's engagement or thereafter, LMC shall execute any and all applications, assignments or other instruments which WWS shall deem necessary or appropriate to protect the interest of WWS therein.

               g. Equitable Relief. In the event a violation of any of the restrictions contained in this Section 3 is established, WWS shall be entitled to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which right shall be cumulative and in addition to any other rights or remedies to which WWS may be entitled. In the event of a violation of any provision of Sections 3(f)(iii) or (iv), the period for which those provisions would remain in effect shall be extended for a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation shall have been finally terminated in good faith.

     4. PERSONAL GUARANTEES. WWS hereby agrees to indemnify and hold LMC harmless for, from, and against any and all liabilities, suits, actions, proceedings, claims, demands, losses, damages, fees, costs, taxes, penalties, and expenses (including, but not limited to, reasonable attorneys' fees) caused by, arising out of, or otherwise related to LMC's

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personal guarantees of any of the Company's  indebtedness to third parties prior to the date of this Agreement.

     5. MUTUAL RELEASE. Except for those obligations set forth in this Agreement, WWS hereby releases LMC and LMC hereby releases WWS from any and all actions, causes of action, suits, debts, controversies, contracts, agreements, promises, and claims (collectively, "claims"), of every nature, character, and description, in law or in equity, known or unknown, which they own or hold, or have at any time heretofore owned or held, or which they hereafter can, shall, or may own or hold against the other, and each of them, arising out of or relating to any acts or omissions occurring on or before the date of this Agreement (but not including claims which arise as a result of events occurring after the date of execution of this Agreement), including, but not limited to, any and all claims arising out of or in any way related to the employment of LMC by WWS, or the termination of said employment. Without limitation, this release includes any and all claims under Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act, ERISA, COBRA, state and local civil rights laws, the Arizona Worker's Compensation Act, or under any other provision or theory of law, both in tort and in contract, and both statutory and under the common law. As used in this paragraph, WWS shall include all subsidiaries, affiliates, directors, officers, attorneys, and agents of WWS, and their respective heirs, executors, administrators, successors, and assigns, and as used in this paragraph, LMC shall include her heirs, executors, administrators, attorneys, agents, successors, assigns, and each of them.

     6. MISCELLANEOUS.

          a. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) if personally delivered, on the date of delivery, (ii) if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, postage prepaid and addressed as provided below, or (iii) if by a courier delivery service providing overnight or "next-day" delivery, on the next business day after deposit with such service addressed as follows:

               (i)  If to WWS:

                    World Wide Stone Corporation
                    5236 S. 40th Street
                    Phoenix, Arizona  85040
                    Attention:  President

                    with a copy to:

                    O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A. One East Camelback Road

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                    Suite 1100
                    Phoenix, Arizona  85012
                    Attention: Jere M. Friedman, Esq.

               (ii) If to LMC:

                    Lee Cunningham
                    716 E. North Lane #3
                    Phoenix, Arizona 85254

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

               b. Indulgences; Waivers. Neither any failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be binding unless executed in writing by the party making the waiver.

               c. Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Arizona, notwithstanding any Arizona or other conflict-of-interest provisions to the contrary.

               d. Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns except that no party may assign or transfer such party's rights or obligations under this Agreement without the prior written consent of the other party.

               e. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against each party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

               f.  Entire   Agreement.   This  Agreement   contains  the  entire
understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent

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with any of the terms  hereof.  This  Agreement  may not be  modified or amended other than by an agreement in writing.

               g. Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

               h. Restrictions Separable. If the scope of any provision of this Agreement is found by a court to be too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this Agreement may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. Each and every provision set forth in this Agreement is independent and severable from the others, and no such provision shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part.

               i. Consultation with Attorney; Construction. LMC acknowledges that she has been advised to consult with an attorney prior to executing this Agreement. The parties hereto acknowledge and agree that each party has participated in the drafting of this Agreement and that each party has had this document reviewed, or has had the opportunity to have this document reviewed, by the respective legal counsel for the parties hereto. Accordingly, each of the parties hereto acknowledges and agrees that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement and that no inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.

     7. CONSIDERATION AND REVOCATION PERIODS. LMC acknowledges that she has been given up to 21 days within which to consider whether to sign this Agreement; that she understands that, after signing, she has a period of an additional seven days to revoke this Agreement, which revocation must be in writing and received by WWS, in accordance with Section 5(a) hereof, within said seven-day revocation period; and that this Agreement shall not become enforceable until said revocation period has expired.

     IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed as of the date first written above.

                                   WORLD WIDE STONE CORPORATION,
                                   a Nevada corporation


/s/ Lee M. Cunningham              By:  /s/ Frank Cunningham
----------------------------            ----------------------------------------
Lee M. Cunningham                  Its: President

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